Exhibit 99.1

The Fresh Market Agrees to be Acquired by Funds Managed by
Affiliates of Apollo Global Management for $28.50 Per Share in Cash

Transaction Provides a Significant Premium to The Fresh Market Stockholders and a
Strong Partner to Support the Company’s Future Growth

GREENSBORO, N.C. & NEW YORK, N.Y. – March 14, 2016 – The Fresh Market, Inc. (NASDAQ: TFM) (“The Fresh Market” or the “Company”), a growing specialty grocery retailer, and an affiliate of Apollo Global Management, LLC (NYSE:APO) (together with its consolidated subsidiaries, “Apollo”) today announced that they have entered into a definitive agreement (the “Merger Agreement”) whereby certain funds managed by Apollo, a leading global alternative investment manager, will acquire The Fresh Market for approximately $1.36 billion.

The $28.50 per share all-cash offer by the Apollo Funds represents a premium of approximately 24% over The Fresh Market’s closing share price on March 11, 2016, and a premium of approximately 53% over the February 10, 2016 closing share price, the day prior to press speculation regarding a potential transaction.

The announcement follows an open and thorough review of strategic alternatives undertaken by The Fresh Market Board of Directors to maximize stockholder value.  The transaction will be implemented through a cash tender offer at $28.50 per share. The transaction was unanimously approved by the Board of Directors of The Fresh Market, other than Ray Berry, Chairman and Founder of The Fresh Market, who recused himself from all Board discussions related to the review and from the Board vote approving the transaction.  Ray Berry and Brett Berry, who collectively own approximately 9.8% of The Fresh Market’s outstanding shares, have agreed not to tender shares held by them into the tender offer and will both participate and rollover the vast majority of their holdings in the transaction with Apollo. In addition, George Golleher, with whom Apollo has had a long-term operating partner consulting relationship and who was formerly Chief Executive Officer of Smart & Final and Ralphs Grocery Company/Food-4-Less during ownership by other Apollo affiliated funds, will be a co-investor with the Apollo funds in the transaction.

“We are pleased to have reached this agreement with Apollo, which follows a comprehensive review of strategic and financial alternatives that generated interest from numerous parties.  After an open and thorough process, our Board concluded that this offer maximizes value for our stockholders,” said Rich Noll, The Fresh Market’s Lead Independent Director.

“We are excited about this transaction with Apollo, which recognizes the value of The Fresh Market’s strong brand and significant growth prospects while providing stockholders with an immediate and substantial premium,” said Rick Anicetti, The Fresh Market’s President and Chief Executive Officer.  “Apollo is a highly-regarded investor, bringing deep industry expertise and financial resources, and we look forward to working with them to build on our progress in achieving our strategic plan to deliver long-term profitable growth.”

“We are delighted about this transaction with The Fresh Market, which was one of the early pioneers in small-box grocery, offering unique, delicious and healthy food with a keen focus on perishables,” said Andrew S. Jhawar, Senior Partner and Head of the Retail and Consumer Group at Apollo. “We believe there is a significant opportunity to enhance the brand, merchandise offering and price-value combination to make The Fresh Market a primary destination for food shoppers, while at the same time being committed to social responsibility through partnerships with local vendors and communities.  Our team at Apollo has had the tremendous fortune of having executed transactions in several consumables retailers and brands – such as Sprouts Farmers Market, Smart & Final, Hostess Brands and General Nutrition Centers, among others – that have undergone significant transformations under our strategic guidance and we intend to bring that experience to bear at The Fresh Market.   We look forward to partnering with Ray Berry, Brett Berry and George Golleher, and beginning our discussions with the executive management team and the over 13,000 team members at The Fresh Market so that we can assist the company in delivering the most inspiring and engaging food shopping experience in the industry with best-in-class customer service.”

The transaction – which is expected to close in the second quarter of 2016 – is conditioned upon satisfaction of the minimum tender condition which requires that shares representing more than 50 percent of the Company’s common shares (other than shares held by Ray and Brett Berry that are being rolled over) be tendered, the receipt of approval under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 and other customary closing conditions.

Under the terms of the Merger Agreement, the Company may actively solicit alternative acquisition proposals during a 21-day period following the execution date of the definitive agreement, continuing until midnight on April 1, 2016.  There can be no assurances that this process will result in a superior proposal, and The Fresh Market does not intend to discuss any developments with regard to this process unless and until the Company’s Board of Directors makes a decision with respect to any potential superior proposal.

The transaction has fully committed financing in place. It will be financed primarily through the incurrence of $800 million in new senior secured notes and an equity contribution of approximately $525 million from funds managed by Apollo in addition to the equity rollover from the Berrys.  The Fresh Market will also enter into a new $100 million revolving credit facility concurrently with the closing of the merger.

J.P. Morgan Securities LLC is serving as the exclusive financial advisor to The Fresh Market, and Cravath, Swaine & Moore LLP and Richards, Layton & Finger, P.A. are serving as its legal advisors. Barclays, RBC Capital Markets, LLC, Jefferies and Macquarie Capital are serving as financial advisors to Apollo. The debt financing is being committed to by Barclays, Royal Bank of Canada, Jefferies Finance and Macquarie, and Davis Polk & Wardwell LLP is serving as their legal counsel.  Morgan, Lewis & Bockius LLP and Morris, Nichols, Arsht & Tunnell LLP are acting as legal advisors to Apollo and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor to Apollo as it relates to the debt financing.

About The Fresh Market, Inc.

Founded by Ray Berry in 1982, The Fresh Market, Inc. is a specialty grocery retailer focused on providing high-quality products in a unique and inviting atmosphere with a high level of customer service. As of March 14, 2016, the Company operates 186 stores in 27 states across the United States.  For more information, please visit www.thefreshmarket.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $170 billion as of December 31, 2015 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, visit www.agm.com.

Forward Looking Statements:

This communication contains forward-looking statements in addition to historical information. The Fresh Market and Apollo use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking forward,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would” or any variations of these words or other words with similar meanings to identify such forward-looking statements. All statements that address activities, events or developments that The Fresh Market and/or Apollo intend, expect or believe may occur in the future are forward-looking statements. These forward-looking statements may relate to such matters as The Fresh Market industry, business strategy, goals and expectations concerning The Fresh Market’s market position, future operations, future performance or results, margins, profitability, capital expenditures, liquidity and capital resources, interest rates and other financial and operating information and the outcome of contingencies such as legal and administrative proceedings.  The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the offer and the subsequent merger; (ii) the risk that the offer or the subsequent merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of The Fresh Market’s stockholders tendering their shares in the offer; (iv) the possibility that competing offers or acquisition proposals for The Fresh Market will be made; (v) the possibility that any or all of the various conditions to the consummation of the offer or the subsequent merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require The Fresh Market to pay a termination fee or other expenses; (vii) risks regarding the failure to obtain the necessary financing to complete the transactions contemplated by the Merger Agreement; (viii) risks related to the debt financing arrangements entered into in connection with the Merger Agreement; (ix) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on The Fresh Market’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (x) risks related to diverting management’s attention from The Fresh Market’s ongoing business operations; (xi) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability and (xii) other factors as set forth from time to time in The Fresh Market’s filings with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended January 25, 2015 and any subsequent Form 10-Qs.  Any forward-looking statement made by The Fresh Market or Apollo in this communication speaks only as of the date hereof. Factors or events that affect the transactions or could cause The Fresh Market’s actual results to differ may emerge from time to time, and it is not possible for The Fresh Market or Apollo to predict all of them. The Fresh Market and Apollo undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Additional Information and Where to Find It

The tender offer for the outstanding shares of The Fresh Market referenced in this press release has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Apollo and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, Apollo and its acquisition subsidiary will file tender offer materials on Schedule TO, and The Fresh Market thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE FRESH MARKET ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE FRESH MARKET SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of The Fresh Market at no expense to them. The tender offer materials, the Solicitation/Recommendation Statement and other related documents (when available) will be made available for free at the SEC’s web site at www.sec.gov. Investors and securityholders may obtain a free copy of the Solicitation/Recommendation Statement and other related documents (when available) that The Fresh Market files with the SEC, free of charge, from The Fresh Market at ir.thefreshmarket.com or by directing a request to Investor Relations, at 336-615-8065 or investorrelations@thefreshmarket.com.

_______________________
Media Contacts
For The Fresh Market:
The Fresh Market, Inc.
(336) 615-8065
investorrelations@thefreshmarket.com

For Apollo Global Management:
Apollo Global Management, LLC
Gary M. Stein, 212-822-0467
Head of Corporate Communications
gstein@apollolp.com
or
Rubenstein Associates, Inc. for Apollo Global Management, LLC
Charles Zehren, 212-843-8590
czehren@rubenstein.com

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